EXHIBIT 10.3

                                 PROMISSORY NOTE

U.S. $1,800,000                                                    July 27, 2001
                                                                   Manalapan, NJ

      FOR VALUE RECEIVED, STRATUS SERVICES GROUP, INC., a Delaware corporation (hereinafter referred to as the "Maker") promises to pay to the order of SOURCE ONE PERSONNEL, INC., a New Jersey corporation (hereinafter referred to as the "Lender") at 4 Princess Road, Suite 201, Lawrenceville, New Jersey 08648, or at such address as Lender may designate from time to time, the principal sum of One Million, Eight Hundred and 00/100 Dollars ($1,800,000.00), together with interest thereon at the rate of seven percent (7%), amortized payable over a four-year period in equal quarterly payments, commencing one hundred twenty
(120) days after the Closing Date.

      This Note is made pursuant to the provisions of that certain asset purchase agreement, dated as of July 27, 2001, by and between the Maker and Lender (the "Asset Purchase Agreement"). The capitalized terms herein not otherwise defined, shall have the meaning given to such terms in the Asset Purchase Agreement.

      In the event that the Maker sells or otherwise disposes of the Assets other than in the ordinary course of business or sells the Acquired Businesses, as those terms are defined in the Asset Purchase Agreement, then, in such event, said sale or disposition shall cause this Note to become immediately due and payable.

      Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

      Maker hereby acknowledges that it is pursuing Financing (as defined herein after). In the event that Maker consummates Financings aggregating from the date hereof a gross amount of at least Five Million and 00/100 Dollars
($5,000,000.00), Maker shall:

            A. pay to Lender an amount that shall affect a prepayment of principal in the amount of One Hundred Thousand Dollars ($100,000.00) on the later of the date that is six (6) months after the Closing Date or the date that is ten (10) days after the date of the Financing that triggers the prepayment under this paragraph. Such payment shall be applied first against any accrued and outstanding interest and penalties, if any, and then against the principal amount then outstanding and shall not postpone the due date of any subsequent installment payments or change the amount of such installments; and

            B. the Maturity Date of this Note shall be accelerated to the date that is three (3) years after the Closing Date, and commencing on the first quarterly payment date after the date of the Financing that triggers the prepayment under this paragraph, and continuing on the same day of every quarter thereafter, Maker shall make equal quarterly payments of principal and interest, based upon the outstanding principal balance and the remaining period based on the accelerated Maturity Date. All outstanding principal, plus all accrued and unpaid interest, shall be due and payable on or before the accelerated Maturity Date.

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As used herein, the term "Financing" shall include the sale by Maker of securities consisting of equity securities, mezzanine debt, subordinated debt, senior debt (including loan guarantees and credit enhancements) or a combination thereof.

      Maker will be in default under this Note if it fails to make payment of any installment within ten (10) days of the applicable due date. Upon the Maker's default, the late installment shall be subject to a five percent (5%) late charge.

      Upon any default under this Note with such default continuing for a period of thirty (30) days after written notice to the Maker of such default or a upon a breach of any other condition, representation or warranty under the Asset Purchase Agreement, or any other event of default under any other note from Maker to Lender, the unpaid principal shall, at the option of the Lender, become immediately due and payable and interest will accrue, commencing at the end of such thirty (30) day period, at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law. Failure to exercise this right to accelerate the Maturity Date, shall not constitute a waiver of Lender's right to exercise the same in the event of any subsequent default. Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

      As to this Note and any other instruments securing the indebtedness, the Maker waives all notice of acceleration, presentment, protest and demand, dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.

      Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agree to pay all costs and expenses of collection, including reasonable attorneys' fees and any attorneys' fees incurred in appellate, bankruptcy or post-judgment proceedings.

      This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Maker agrees to submit to the jurisdiction of any court which Lender may select in Monmouth County, New Jersey to enforce the terms of this Note.

      The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

      This Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

      This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      The term "Maker" as used herein in every instance shall include the heirs, executors, administrators, successors, legal representatives and assigns of Maker.

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      This Note is subject to the terms of a certain Subordination Agreement with Capital TempFunds, Inc. dated as of July 27, 2001.

                                        STRATUS SERVICES GROUP, INC.

Attest:


/s/ Jeffrey J. Raymond                  By: /s/ Joseph J. Raymond
----------------------------                ------------------------------------
                                            Joseph J. Raymond, President and CEO

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                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of July 27, 2001 by and between SOURCE ONE PERSONNEL, INC. a New Jersey corporation, with its principal office at a New Jersey corporation (hereinafter referred to as the "Lender") at 4 Princess Road, Suite 201, Lawrenceville, New Jersey 08648 ("Source One"), and STRATUS SERVICES GROUP, INC., a Delaware corporation, with its principal office at 500 Craig Road, Suite 201, Manalapan, NJ 07726 (the "Debtor").

                             BACKGROUND INFORMATION

A. Debtor has executed on this date a promissory note in the principal amount of One Million, Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) (the "$1.8M Note"). The $1.8M Note was made pursuant to the provisions of that certain asset purchase agreement, dated as of July 27, 2001, by and between Source One and Debtor (the "Asset Purchase Agreement"). The capitalized terms herein not otherwise defined, shall have the meaning given to such terms in the Asset Purchase Agreement.

B. In consideration for the loan evidenced by the $1.8M Note, the Debtor desires to grant to Source One a security interest in the Collateral (as hereinafter defined) in accordance with the terms of this Security Agreement.

                                   PROVISIONS

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

      1. GRANT OF SECURITY INTEREST. Debtor hereby grants, pledges and assigns to Source One a first lien on and security interest in the Assets, including all customer lists, goodwill, inventory, furnishings, fixtures, equipment and all other forms of personal property of the Debtor in the Acquired Business, wherever same may be located, whether now owned or existing or hereafter arising or acquired by Debtor, together with all substitutions, replacements, additions and accessions therefor or thereto, all negotiable documents relating thereto and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds except that no present or future accounts (as defined in the Uniform Commercial Code of New Jersey) or proceeds of such accounts shall be subject to such security interest (all of the foregoing hereinafter referred to as the "Collateral").

      The security interest hereby granted is to secure the prompt and full payment and complete performance of all obligations of Debtor to Source One under the $1.8M Note and this Security Agreement. Notwithstanding anything contained in this Agreement to the contrary, and provided that Debtor is not in default under the $1.8M Note or this

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Security Agreement, Debtor may dispose of in any manner any portion of the
Collateral and have and retain the proceeds from any such disposition to Debtor's exclusive use and benefit, so long as such disposition will not materially and adversely affect the operation of Acquired Business.

      2. GENERAL COVENANTS. Debtor represents, warrants and covenants to and for the benefit of Source One as follows:

      (a) Except for the security interest granted hereby and the rights and interests of any current or future holder of Debtor's Senior Debt (i) Debtor is the sole owner of the Collateral free from any and all liens, security interests, encumbrances, claims and other adverse interests; and (ii) no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral has been executed by Debtor, or is on file or of record in any public office, except for the lien of Source One's senior lenders and the lien of the equipment lessor as to the leased Assets.

      (b) Debtor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, other than the security interest granted hereby and the prior liens heretofore granted and the rights and interests of any current or future holder of Debtor's Senior Debt. Debtor shall defend the right, title and interest of Source One in, to and under the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

      (c) Subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

      3. ADDITIONAL ASSURANCES. Debtor shall perform, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Source One may require to more completely vest in and assure to Source One its rights hereunder and in, to or under the Collateral.

      4. PRESERVATION AND DISPOSITION OF COLLATERAL.

            (a) Except for the security interest granted hereby and the prior liens heretofore granted, Debtor shall keep the Collateral free from any and all liens, security interests, encumbrances, claims and interests. Debtor shall advise Source One promptly, in writing and in reasonable detail, (i) of any material encumbrance upon or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of Source One.

            (b) Debtor shall not sell or otherwise dispose of the Collateral.

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            (c) Debtor shall not use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order. Debtor shall pay and/or satisfy any charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; and (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein.

            (d) Unless Debtor pays the same within ten (10) business days after written demand for such payment by Source One, Source One may, at its option, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Source One upon demand for any payment made or any expense incurred (including reasonable attorneys' fees) by Source One pursuant to the foregoing authorization Should Debtor fail to pay said sum to Source One upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in the $1.8M Note.

      5. EXTENSIONS AND COMPROMISES. With respect to any Collateral held by Source One as security for the $1.8M Note, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of the Collateral, to the addition or release of any party primarily or secondarily liable therefor, to the acceptance of partial payments thereof and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Source One may deem advisable. Source One shall have no duty as to the collection or protection of the Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of the Collateral in the possession of Source One, provided, however, nothing contained in this paragraph 5 shall exculpate Source One from any liability which would otherwise arise as a result of any action (as distinguished from an omission) constituting gross negligence or willful misconduct of Source One.

      6. FINANCING STATEMENTS. At the request of Source One, Debtor shall join with Source One in executing one or more financing statements in form satisfactory to Source One and shall pay the cost of filing the same in all public offices wherever filing is deemed by Source One to be necessary or desirable. Debtor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement shall be sufficient as a financing statement.

      7. DEFAULT. If Debtor shall fail to make any payment of principal of or interest on the $1.8M Note when due:

            (a) Source One may, pursuant to the terms of the $1.8M Note, declare the unpaid balance of the $1.8M Note immediately due and payable and this Security Agreement in default.

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      8. REMEDIES.

            (a) Source One shall have the rights and remedies of a secured party under this Security Agreement, under any other instrument or agreement securing the $1.8M Note and under the laws of the State of New Jersey.

            (b) Whenever Debtor shall be in default as aforesaid, Source One may, at its option, exercise from time to time any or all rights and remedies available to it under UCC or otherwise available to it, including the right to collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon ay of the Collateral and to dispose of any of the Collateral at public or private sale(s) or other proceedings, in conforming with the requirements of the UCC.

            (c) The Proceeds of any Collateral received by Source One at any time before or after default, whether from the sale of Collateral or otherwise, shall be applied to the payment of the Obligations.

            (d) Debtor agrees that upon default and upon demand by Source One, Debtor shall peaceably and without further demand by Source One, deliver to Source One all the collateral, together with such executed documents of transfer as Source One may reasonably request.

      9. MISCELLANEOUS PROVISIONS.

            (a) All of Source One's rights and remedies, whether at law or in equity and whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. The exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

            (b) Any demand upon or notice to Debtor shall be in writing delivered in person (which delivery shall be acknowledged by written receipt), by facsimile transmission, or by depositing the same in the U.S. mails, postage prepaid, addressed to Debtor at the address set forth at the beginning of this Security Agreement. Such demand or notice shall be effective upon receipt or upon the refusal by any employee, agent or representative of Debtor to accept delivery thereof.

            (c) Source One shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Source One.

            (d) This Security Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New Jersey. The parties hereto agree that any action concerning, relating to or involving this Security Agreement must be venued in Monmouth County,

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New Jersey, and the parties hereby consent to the jurisdiction of the courts in
Monmouth County, New Jersey.

            (e) The provisions hereof shall, as the case may require, bind or inure to the benefit of the respective successors and assigns of Debtor and Source One.

            (f) Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, Debtor and Source One have signed this Security Agreement this 27th day of July, 2001.

                                        SOURCE ONE PERSONNEL, INC.

                                        By: /s/ James S. Raadvany
                                            ------------------------------------
                                        Name: James S. Radvany
                                        Its: President


                                        STRATUS SERVICES GROUP, INC.

                                        By: /s/ Joseph J. Raymond
                                            ------------------------------------
                                        Name: Joseph J. Raymond
                                        Its: President and CEO